Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 29, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of IDT Corporation on Form 10-K for the year ended July 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of IDT Corporation on Forms S-3 (File No. 333-104286, File No. 333-115403, File No. 333-119190, File No. 333-37141, File No. 333-43501, File No. 333-45199, File No. 333-53719, File No. 333-61565, File No. 333-71991, File No. 333-77395, File No. 333-80133, and File No. 333-86261) and Forms S-8 (File No. 333-100424, File No.333-105865, File No.333-110657, File No.333-116266, File No.333-130287, File No. 333-130288, File No. 333-130562, File No. 333-146718, File No. 333-154257, File No.333-177247, File No. 333-19727, File No. 333-199299, File No. 333-208447, File No. 333-214105, File No. 333-220982, File No. 333-42267, File No. 333-49150, File No. 333-63282, File No. 333-73167, File No. 333-234168, File No. 333-260252, File No. 333-275010 and File No. 333-282658).

/s/ GRANT THORNTON LLP

New York, New York

September 29, 2025